Exhibit 2.1

Execution Copy

AMENDMENT NO. 1 TO

ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”), dated as of August 28, 2006, is by and among New World Brands, Inc., a Delaware corporation (the “Buyer”), and Qualmax, Inc., a Delaware corporation (the “Seller”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, the parties hereto are parties to that certain Asset Purchase Agreement, dated as of June 22, 2006 (the “Purchase Agreement”), providing for the purchase by the Buyer of all of the outstanding assets, rights, liabilities and obligations of the Seller.

WHEREAS, the parties have agreed, among other things, that the consideration to be paid to the Seller for the Acquired Assets shall be shares of Buyer Preferred Stock rather than shares of Buyer Common Stock.

WHEREAS, the parties hereto, acting pursuant to Section 8.04 of the Purchase Agreement, desire to amend the Purchase Agreement to reflect the aforementioned change in form of consideration and to make certain other changes thereto as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1. The first WHEREAS clause of the Purchase Agreement is hereby amended by deleting the words “common stock of the Seller” and replacing such deleted words with the words “preferred stock of the Buyer.”

2. The definition of “Buyer Proposals” in the Definitions Section of the Purchase Agreement is hereby deleted in its entirety.

3. A new definition is hereby added to the Definitions Section of the Purchase Agreement between “Buyer Subsidiary Documents” and “Closing” as follows:

““Certificate of Designation” means the certificate governing the designation, preferences and rights, and the qualifications, limitations and restrictions, of the Series A Preferred Stock.”

4. A new definition is hereby added to the Definitions Section of the Purchase Agreement between “Purchase Price” and “SEC” as follows:

““Restated Charter” is defined in Section 5.15.”

5. The definition of “Seller Valuation Firm” in the Definitions Section of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

““Seller Valuation Firm” means any reputable independent valuation firm which the Seller may engage in connection with obtaining an opinion that, as of the date of such opinion, the Purchase Price to be paid hereunder is fair to the Seller and to the holders of shares of Seller Common Stock from a financial point of view.”

6. A new definition is hereby added to the Definitions Section of the Purchase Agreement between “Seller Valuation Firm” and “subsidiary” as follows:

““Series A Preferred Stock” shall mean the Series A Convertible Preferred Stock of the Buyer, the designation, preferences, rights, qualifications, limitations and restrictions of which are governed by the Certificate of Designation.”

7. A new definition is hereby added to the Definitions Section of the Purchase Agreement between “Series A Preferred Stock” and “subsidiary” as follows:

““Stockholder Agreements” is defined in Section 5.15.”

8. Section 1.04 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 1.04. Purchase Price. As consideration for the purchase of the Acquired Assets, on the Closing Date, the Buyer shall assume the Assumed Liabilities and shall deliver to the Seller 100 fully paid and nonassessable shares of Series A Preferred Stock, which shares shall, in accordance with the terms and provisions of the Certificate of Designation, be convertible into 298,673,634 fully paid and nonassessable shares of Buyer Common Stock (the “Purchase Price”).”

9. Section 2.04(b) of the Purchase Agreement is hereby amended by deleting the words “subject to the receipt of a fairness opinion regarding the Purchase Price set forth herein,” from clause (iii) thereof.

10. Section 3.03(d) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(d) The Series A Preferred Stock to be delivered as the Purchase Price hereunder shall be, prior to the Closing, duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof is not subject to any preemptive or other similar right.”

11. Section 3.04(a) of the Purchase Agreement is hereby amended by (i) deleting the words “, subject to the approval of the Buyer Proposals by the Buyer’s stockholders in accordance with the DGCL” from the first sentence thereof, and (ii) deleting the words “(other than the approval of the Buyer Proposals by the Buyer’s stockholders in accordance with the DGCL, the Buyer Charter Documents, and the rules of the NASD)” from the second sentence thereof.

12. Section 3.04(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b) At a meeting duly called and held, or by written consent in lieu of meeting, the Board of Directors of the Buyer has (i) determined that this Agreement, the Asset Purchase and the other transactions contemplated hereby are fair to and in the best interests of the Buyer and the Buyer’s stockholders, and (ii) approved this Agreement and the transactions contemplated hereby.”

13. Section 3.13(a) of the Purchase Agreement is hereby amended by deleting the words “information statement on Schedule 14C” and replacing such deleted words with the words “information statement pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder regarding the change to the Buyer’s board composition”.

14. Section 5.01(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(a) As promptly as practicable after the execution of this Agreement, the Buyer shall take all reasonable action necessary to obtain an opinion that the simultaneous consummation of the transactions contemplated hereby and the Wine Business Sale is fair to the holders of shares of Buyer Common Stock from a financial point of view.”

15. Section 5.01(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b) As promptly as practicable after the execution of this Agreement, the Seller shall take all reasonable action necessary to cause the approval and authorization of (x) this Agreement and any related agreements, instruments or certificates; (y) the consummation of the transactions contemplated by this Agreement, including, without limitation, the Asset Purchase; and (z) such other actions as the Board of Directors of the Seller may determine are necessary or appropriate, by the written consent of the holders of a majority of the outstanding shares of the Seller Common Stock. Promptly upon obtaining such written stockholder consent, the Seller shall cause a notice to be mailed to the stockholders of the Seller as required by Section 228(e) of the DGCL.”

16. Section 5.02 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 5.02. Series A Preferred Stock. As promptly as practicable after the execution of this Agreement, the Buyer shall take all reasonable action necessary to create the Series A Preferred Stock and to authorize the issuance of the Series A Preferred Stock to the Seller pursuant to the terms of this Agreement. In connection therewith, the Buyer shall cause its Board of Directors to, among other things, prepare, approve and file with the Secretary of State of the State of Delaware the Certificate of Designation.”

17. Section 5.12 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 5.12. Buyer Board of Directors, Etc. (a) The Buyer shall, or shall cause its Board of Directors to, take all such action as is required to cause the number of members comprising the entire Board of Directors to be, effective as of the Closing, that number of members as shall be designated by the Seller, and to cause such Board of Directors to be composed, effective as of the Closing, of those directors as shall be designated by the Seller (and, with respect to one initial director, as shall be designated by Passen). At least ten (10) days prior to the effective date of the change in the Buyer’s board composition, the Buyer shall cause the Information Statement to be filed with the SEC and to be mailed to the stockholders of the Buyer, which Information Statement shall comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. In addition, the Seller and Passen shall enter into an agreement (the “Voting Agreement”) to vote its shares of the Buyer in favor of such Board of Directors following the Closing, subject to the terms and conditions set forth in the Voting Agreement. The Buyer and the Seller further agree that following the Closing, Passen shall be entitled to attend and observe all meetings of the Board of Directors of the Buyer for so long as Passen, together with members of his immediate family, trusts of which he and/or members of his immediate family are the sole beneficiaries, and business entities wholly owned by him and/or members of his immediate family, continue to hold, either directly or indirectly, (i) between the Closing Date and December 31, 2006, at least fifty percent (50%) of their collective holdings in the Buyer as of the Closing Date and (ii) after December 31, 2006, at least fifty percent (50%) of their collective holdings in the Buyer as of December 31, 2006.

(b) The Buyer shall, or shall cause its Board of Directors to, take all such action as is required to cause the officers of the Buyer, effective as of the Closing, to be those individuals as shall be designated by the Seller, to serve in those positions as shall be designated by the Seller.

(c) The Buyer shall, or shall cause its Board of Directors to, take all such action as is required to cause the By-laws of the Buyer, effective as of the Closing, to be those By-laws as shall be designated and approved by the Seller.”

18. A new Section 5.15 to the Purchase Agreement is hereby added as follows:

“SECTION 5.15. Stockholder Agreements. As promptly as practicable after the execution of this Agreement, the Buyer shall take all reasonable action necessary to cause the holders of a majority of the outstanding shares of Buyer Common Stock to execute agreements (the “Stockholder Agreements”), whereby such holders shall agree to, following the Closing, (i) vote in favor of an amended and restated charter of the Buyer (the “Restated Charter”) in a form mutually agreed upon by the Seller and the Buyer, which shall include, among other things, (x) an increase in the authorized capital of the Buyer in an amount at least sufficient for the conversion of the Series A Preferred Stock as set forth in Section 1.04 hereof and the Certificate of Designation, (y) provision for a staggered Board of Directors classified into three (3) classes, and (z) a change in the corporate name of the Buyer to a name designated by the Seller, and (ii) vote to assign the directors of the Buyer to three (3) classes as shall be determined by the Seller (provided that the director designated by Passen shall in any case be a Class III director to serve for three years).”

19. A new Section 5.16 is hereby added to the Purchase Agreement as follows:

“SECTION 5.16. Restated Charter; Schedule 14C. (a) As promptly as practicable following the Closing, the Buyer and the Seller shall take all reasonable action necessary to obtain the written consent of the holders of a majority of the outstanding shares of Buyer Common Stock to approve the Restated Charter as contemplated by the Stockholder Agreements.

(b) As promptly as practicable after obtaining the written stockholder consent set forth in Section 5.16(a) above, the Buyer shall prepare and file with the SEC a preliminary information statement on Schedule 14C relating to the approval of the Restated Charter. As promptly as practicable after comments are received from the SEC thereon, the Buyer shall file with the SEC the definitive information statement on Schedule 14C and shall mail the same to the stockholders of the Buyer.

(c) As promptly as possible after the filing and mailing of the definitive information statement on Schedule 14C set forth in Section 5.16(b) above, but in no event sooner than twenty (20) days thereafter, the Buyer shall take all action necessary to cause the Restated Charter to be filed with the Secretary of State of the State of Delaware.”

20. Section 6.02(e) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Seller Stockholder Approval. This Agreement and the Asset Purchase shall have been approved by the requisite vote of the stockholders of the Seller;”

21. Section 6.03(d) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

(d) Intentionally Omitted.”

22. Section 6.03(e) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Seller Stockholder Approval. This Agreement and the Asset Purchase shall have been approved by the requisite vote of the stockholders of the Seller;”

23. Section 6.03(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Certificate of Designation. The Certificate of Designation shall have been lawfully filed by the Buyer with the Secretary of State of State of the State of Delaware;”

24. Section 6.03(j) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(j) Information Statement; Buyer Board of Directors and Officers. The Information Statement shall have been lawfully filed by the Buyer with the SEC and mailed to the stockholders of the Buyer at least ten (10) days prior to the effective date of the change in the Buyer’s board composition. The number of members comprising the entire Board of Directors of the Buyer, effective as of the Closing, shall be that number of members as shall be designated by the Seller, and the Board of Directors and officers of the Buyer shall have been removed or shall have resigned effective as of the Closing, with such vacancies filled effective as of the Closing by those individuals as shall be designated by the Seller (and, with respect to one initial director, as shall be designated by Passen);”

25. A new Section 6.03(p) is hereby added to the Purchase Agreement as follows:

“(p) Buyer By-laws. The By-laws of the Buyer shall have been replaced effective as of the Closing with the form of By-laws designated and approved by the Seller.”

26. A new Section 6.03(q) is hereby added to the Purchase Agreement as follows:

“(q) Stockholder Agreements. The holders of a majority of the outstanding shares of Buyer Common Stock shall have entered into the Stockholder Agreements, and such agreements shall be in full force and effect.”

27. Section 7.01(b) of the Purchase Agreement is hereby amended by deleting the words “August 31, 2006” and replacing such deleted words with the words “September 30, 2006”.

28. Except as specifically amended hereby, the Purchase Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

29. To the extent of any inconsistency between the terms of the Purchase Agreement and this Amendment, the terms of this Amendment will control.

30. All questions concerning the construction, validity and interpretation of this Amendment shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

31. This Amendment may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Facsimile transmission of any signed original counterpart and/or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NEW WORLD BRANDS, INC.

By:	/s/ Selvin Passen, M.D.
Name:	Selvin Passen, M.D.
Title:	Chairman

QUALMAX, INC.

By:	/s/ M. David Kamrat
Name:	M. David Kamrat
Title:	Chief Executive Officer